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                                                               EXHIBIT 11(d)


                        ASSISTANT SECRETARY'S CERTIFICATE


         I, Julie A. Tedesco, Assistant Secretary of The Gabelli Value Fund Inc. (the "Fund"), hereby certify that the following resolution authorizing Bruce N. Alpert to sign the Fund's Registration Statements on behalf of Mario J. Gabelli, President of the Fund, has been adopted, at a meeting of the Board of Directors duly called and held on February 26, 1997 at which a quorum was present and acting throughout:

         RESOLVED,           That the Board of Directors hereby authorizes Bruce
                             N. Alpert to execute and sign on behalf of Mario J.
                             Gabelli, President of the Fund, all amendments and supplements to the Fund's Registration Statement on Form N-1A pursuant to a power of attorney from Mario J. Gabelli.


         IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 29th day of April 1998.


   /s/ Julie Tedesco
  Julie A. Tedesco
  Assistant Secretary